Exhibit 10.2
THIRD AMENDMENT TO TERM LOAN AGREEMENT

THIS THIRD AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) dated as of June 27, 2014, by and among REGENCY CENTERS, L.P., a Delaware limited partnership (the “Borrower”), REGENCY CENTERS CORPORATION, a Florida corporation (the “Parent”), each of the Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”) for the Lenders.

WHEREAS, the Borrower, the Parent, the Lenders, the Administrative Agent and certain other parties have entered into that certain Term Loan Agreement dated as of November 17, 2011 (as amended from time to time and as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders made available to the Borrower certain Loans, including Delayed Draw Term Loans (as defined in the Credit Agreement);

WHEREAS, the Delayed Draw Availability Period and the Delayed Draw TL Commitments (as such terms are defined in the Credit Agreement) have terminated and the aggregate outstanding principal balance of Loans owing to each Lender as of the date hereof is as set forth on Schedule I attached hereto under the heading “Outstanding Loans”; and

WHEREAS, the Borrower, the Parent and the Lenders desire to amend the Credit Agreement in order to, among other things, (a) establish new Delayed Draw TL Commitments and (b) reduce the interest rates applicable to the Loans, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.    Specific Amendments to Credit Agreement.    Upon the effectiveness of this
Amendment, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)    The Credit Agreement is amended by adding the following new definitions in Section
1.1. in proper alphabetical order:

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit F to be executed and delivered by the Borrower, as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Third Amendment Effective Date” means June 27, 2014.

(b) The Credit Agreement is further amended by restating the following definitions set forth in Section 1.1. in their entirety as follows:

“Applicable Margin” means the percentage rate set forth in the table below corresponding to the level (each a “Level”) into which the Borrower’s Credit Rating then falls. As of the Third Amendment Effective Date, the Applicable Margin will be determined based on Level 3. Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.4.(m) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed. During any period that the Borrower has received two Credit Ratings that are not equivalent, the Applicable Margin shall be determined based on the Level corresponding to the higher of such two Credit Ratings. During any period for which the Borrower has received a Credit Rating from only one Rating Agency, then the Applicable Margin shall be determined based on such Credit Rating. During any period that the Borrower has not received a Credit Rating from either Rating Agency, the Applicable Margin shall be determined based on Level 5.

Level	Borrower’s Credit Rating (S&P/Moody’s)	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 (or equivalent) or better	0.900%	0.900%
2	BBB+/Baa1 (or equivalent)	0.975%	0.975%
3	BBB/Baa2 (or equivalent)	1.150%	1.150%
4	BBB-/Baa3 (or equivalent)	1.400%	1.400%
5	Lower than BBB-/Baa3 (or equivalent) or unrated	1.900%	1.900%

“Capitalization Rate” means 6.75%.

“Delayed Draw Availability Period” means the period from the Third Amendment Effective Date until the earlier of (a) August 31, 2015, and (b) the date that the Delayed Draw TL Commitments have been reduced to zero or terminated.

“Delayed Draw TL Commitment” means, as to each Lender, such Lender’s obligation to make Delayed Draw Term Loans during the Delayed Draw Availability Period pursuant to Section 2.1.(b), in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Delayed Draw TL Commitment Amount” or as set forth in any applicable Assignment and Assumption. Each Lender’s Delayed Draw TL Commitment shall be reduced by the amount of each Delayed Draw Term Loan funded by such Lender during the Delayed Draw Availability Period.

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the appl icable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01
Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m . (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate or reserves becomes effective.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one -month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis.

“Maturity Date” means June 27, 2019.

(c) The Credit Agreement is further amended by deleting the defined term “Transfer
Authorizer Designation Form” from Section 1.1. in its entirety.

(d) The Credit Agreement is further amended by replacing the reference to
“Section 3.9.(f)” in the definition of “Defaulting Lender” with a reference to “Section 3.9.(d)”.

(e)    The Credit Agreement is further amended by restating Section 2.1.(b) in its entirety as follows:

(b) Delayed Draw Term Loans. Subject to the terms and conditions hereof, during the Delayed Draw Availability Period, upon a request from the Borrower to the Administrative Agent pursuant to Section 2.2.(b), each Lender severally and not jointly agrees to make Delayed Draw Term Loans to the Borrower in the aggregate principal amount up to such Lender’s Delayed Draw TL Commitment. The Delayed Draw Term Loans made by the Lenders shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $100,000 in excess thereof. The Borrower shall not request, and the Lenders shall not be obligated to fund, more than four (4) Delayed Draw Term Loans during the Delayed Draw Availability Period. Upon the funding of a Delayed Draw Term Loan by a Lender, the Delayed Draw TL Commitment of such Lender shall be reduced by the amount of such Delayed Draw Term Loan. In addition, at the close of business on the last day of the Delayed Draw Availability Period, any remaining amount of the Delayed Draw TL Commitments shall terminate whether or not drawn prior to such date.

(f) The Credit Agreement is further amended by restating the third sentence of
Section 2.3.(b) in its entirety as follows:
Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 3:00 p.m. Eastern time on the date of the requested borrowing of Delayed Draw Term Loans, the proceeds of such amounts received by the Administrative Agent.

(g)    The Credit Agreement is further amended by restating Section 2.4. in its entirety as follows:

Section 2.4. Termination of Commitments.

The Commitments hereunder may not be terminated by the Borrower.

(h)    The Credit Agreement is further amended by restating the first sentence of Section 2.8. in its entirety as follows:

Subject to Section 4.4., the Borrower may prepay any Loan at any time without premium or penalty.

(i)    The Credit Agreement is further amended by restating Section 2.12. in its entirety as follows:

Section 2.12. Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Delayed Draw Term Loan if the amount of such Delayed Draw Term Loan exceeds the amount of such Lender’s Delayed Draw TL Commitment.

(j) The Credit Agreement is further amended by restating the first sentence of
Section 2.13. in its entirety as follows:

The Borrower shall have the right at any time and from time to time during the period beginning on the last day of the Delayed Draw Availability Period to but excluding the Maturity Date to request the establishment of one or more term loan commitments (the “Additional Term Loan Commitments”) by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that the aggregate amount of all Additional Term Loan Commitments shall not exceed $185,000,000.

(k)    The Credit Agreement is further amended by restating Section 2.14. in its entirety as follows:

Section 2.14. Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.
(l)    The Credit Agreement is further amended by restating Section 3.5.(b) in its entirety as follows:

(b) Unused Fee. During the period from the Third Amendment Effective Date to but excluding the last day of the Delayed Draw Availability Period , the Borrower agrees to pay to the Administrative Agent for the account of the Lenders with Delayed Draw TL Commitments, an unused facility fee equal to the remaining Delayed Draw TL Commitment multiplied by 0.20% per annum. Such fee shall be computed on a daily basis and payable monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Third Amendment Effective Date and on the last day of the Delayed Draw Availability Period or any earlier date of termination of the Delayed Draw TL Commitments.

(m)    The Credit Agreement is further amended by restating Section 6.1.(w) in its entirety as follows:

(w)    OFAC and Anti-Corruption.

(i) None of the Parent, the Borrower, any of the other Loan Parties, any of the other Subsidiaries or any of their respective officers, employees and directors, or, to the knowledge of the Parent, any other Affiliate of the Parent, any of such Affiliate’s officers, employees and directors: (A) is in violation of any Applicable Laws related to bribery or corruption, (B) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (C) is (x) an agency of the government of a country, (y) an organization controlled by a country, or (z) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (D) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from any Loan will be used (x) to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person or (y) in violation of an y Applicable Laws related to bribery or corruption; and

(ii) The Parent has implemented and will maintain in effect policies and procedures designed to ensure compliance by the Parent, the Borrower, their respective Subsidiaries and their respective directors, officers and employees with Applicable Laws related to bribery, corruption and sanctions programs.

(n)    The Credit Agreement is further amended by restating Section 7.13.(a)(i) in its entirety as follows:
(i) such Person Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of (1) the Parent; (2) the Borrower; (3) any other Subsidiary of the Parent, the Borrower or any other Person (except in the case of an Unconsolidated Affiliate Guaranteeing, or otherwise becoming obligate d in respect of, Indebtedness of another Unconsolidated Affiliate); or

(o) The Credit Agreement is further amended by deleting Schedule I in its entirety and replacing with Schedule I attached hereto.

(p) The Credit Agreement is further amended by deleting Exhibit F in its entirety and replacing with Exhibit F attached hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)    a counterpart of this Amendment duly executed by the Borrower, the Administrative
Agent and each of the Lenders;

(b) amended and restated Notes, executed by the Borrower, payable to each Lender, other than any Lender that has requested that it not receive an amended and restated Note, and in the original principal amount of the Loans then owing to such Lender plus the amount of such Lender’s Delayed Draw TL Commitment;

(c) an opinion of Foley & Lardner LLP, counsel to the Parent and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering such matters relating to the Loan Parties, this Amendment, the Loan Documents and the transactions contemplated herein and therein as the Administrative Agent shall reasonably request (including enforceability of this Amendment and the Credit Agreement (as amended hereby) under New York law);

(d) the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(e) a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect ;

(f) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of Parent with respect to each of the officers of Parent authorized, for itself and in its capacity as the general partner of the Borrower, to execute and deliver the Loan Documents to which each Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation;

(g) a certification of the Secretary or Assistant Secretary (or other individual performing similar functions) of Parent, for itself and in its capacity as the general partner of the Borrower (x)
certifying that the by-laws, operating agreement, partnership agreement or other comparable document, as applicable, of each Loan Party have not been amended, restated, supplement ed or otherwise modified since the Closing Date or (y) attaching the by-laws, operating agreement, partnership agreement or other comparable document, as applicable, of each Loan Party as amended, restated, supplemented or otherwise modified;

(h) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of Parent, for itself and in its capacity as the general partner of the Borrower, of all corporate, partnership, member or other necessary action taken by each Loan Party to authorize the execution, delivery and performance of this Amendment or the Acknowledgment, as applicable ;

(i)    a Compliance Certificate calculated on a pro-forma basis after giving effect to this
Amendment for the Borrower’s fiscal quarter ending March 31, 2014;

(j)    a Disbursement Instruction Agreement effective as of the date hereof;

(k) evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid; and

(l) such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3.    Representations. The Borrower and Parent represent and warrant to the
Administrative Agent and the Lenders that:

(a) Authorization. Each of the Borrower and the Parent has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and the Parent and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower and the Parent enforceable against the Borrower and the Parent in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Compliance with Laws, etc. The execution and delivery by each of the Borrower and the Parent of this Amendment and the performance by the Borrower and the Parent of this Amendment and the Credit Agreement, as amended by this

Amendment, in accordance with t heir respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower, Parent, or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower, Parent, or any other Loan Party is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower, Parent, or any other Loan Party.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations by Borrower and Parent . Each of the Parent and the Borrower hereby reaffirms that the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof with the same force and effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents..

Section 5. Reaffirmation of Guaranty by Parent. The Parent hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of the Parent thereunder.

Section 6. Allocations. The Administrative Agent, the Borrower, the Parent and each Lender agree that upon the effectiveness of this Amendment (the date of such effectiveness, the “Amendment Effective Date”), the outstanding principal balance of Loans shall be allocated among the Lenders pro rata in accordance with their respective Delayed Draw TL Commitments set forth on Schedule I attached hereto (the “Post-Amendment Commitment Percentage”). To effect such allocations, each Lender whose Post-Amendment Commitment Percentage exceeds the amount of such Lender’s Pro Rata Share immediately prior to the effectiveness of this Amendment shall make a Loan in such amount as is necessary so that the aggregate principal amount of the Loans held by such Lender shall equal such Lender’s Post-Amendment Commitment Percentage of the aggregate outstanding principal amount of the Loans as of the Amendment Effective Date. The Administrative Agent shall make such amounts of the proceeds of such Loans available (a) to each Lender whose Post-Amendment Commitment Percentage is less than the amount of such Lender’s Pro Rata Share immediately prior to the effectiveness of this Amendment as is necessary so that the aggregate principal amount of Loans held by such Lender shall equal such Lender’s Post -Amendment Commitment Percentage of the aggregate outstanding principal amount of the Loans as of the Amendment Effective Date and (b) to the Exiting Lenders (as defined below) as is necessary to repay in full the Loans owing to such Exiting Lenders. Except for any Notes to be provided to the Lenders in connection with this Amendment, no other documents or instruments shall be, or shall be required to be, executed in connection with such allocations (all of which are hereby waived, as necessary). On the Amendment Effective Date, the Loans and all other outstanding amounts due under the Credit Agreement and the other Loan Documents to each of Comerica Bank and Union Bank, N.A. (each, an “Exiting Lender”) shall be paid in full and each Exiting Lender shall cease to be a Lender under the Credit Agreement.

Section 7. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 8. Expenses. The Borrower shall reimburse the Administrative Agent upon demand for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 9. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND

TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement as amended by this Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Term
Loan Agreement to be executed as of the date first above written.

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its sole general partner

By: /s/ Matthew J. Booth
Name: Matthew J. Booth
Title: Vice President

REGENCY CENTERS CORPORATION
By: /s/ Matthew J. Booth
Name: Matthew J. Booth
Title: Vice President

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[Signature Page to Third Amendment to Term Loan Agreement for Regency Centers, LP.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By: /s/ Andrew W. Hussion
Name: Andrew W. Hussion
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Term Loan Agreement for Regency Centers, LP.]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Cory Clement
Name:     Cory Clement
Title:     Vice President

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[Signature Page to Third Amendment to Term Loan Agreement for Regency Centers, LP.]

REGIONS BANK, as a Lender

By:/s/ Kerri L. Raines
Name: Kerri L. Raines
Title: Vice President

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[Signature Page to Third Amendment to Term Loan Agreement for Regency Centers, LP.]

SUNTRUST BANK, as a Lender
By: /s/ Nancy B. Richards
Name: Nancy B. Richards
Title: Senior Vice President

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[Signature Page to Third Amendment to Term Loan Agreement for Regency Centers, LP.]

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ J. Lee Hord
Name: J. Lee Hord
Title: Vice President

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[Signature Page to Third Amendment to Term Loan Agreement for Regency Centers, LP.]

BANK OF AMERICA, N.A., as a Lender
By: /s/ Asad Rafiq
Name: Asad Rafiq
Title: Vice President

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[Signature Page to Third Amendment to Term Loan Agreement for Regency Centers, LP.]

JP MORGAN CHASE BANK, N.A. as a Lender
By: /s/ Mohammed S. Hasan
Name: Mohammed S. Hasan
Title: Vice President

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[Signature Page to Third Amendment to Term Loan Agreement for Regency Centers, LP.]

ROYAL BANK OF CANADA, as a Lender
By: /s/ Dan LePage
Name: Dan LePage
Title: Authorized Signatory

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[Signature Page to Third Amendment to Term Loan Agreement for Regency Centers, LP.]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By: /s/ Hideo Notsu
Name: Hideo Notsu
Title: Executive Director

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Term Loan Agreement for Regency Centers, LP.)

MIZUHO BANK (USA), as a Lender
By: /s/ Noel Purcell
Name: Noel Purcell
Title: Senior Vice President

EXHIBIT F

FORM OF DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: Regency Centers, L.P.
Administrative Agent: Wells Fargo Bank, National
Loan: Loan number 1006110 made pursuant to that certain “Credit Agreement” dated as of November 17, 2011 between Borrower, Administrative Agent and Lenders, as amended from time to time
Effective Date: June 27, 2014

Check applicable box:

   New - This is the first Disbursement Instruction Agreement submitted in connection with the Loan.
 Replace Previous Agreement - This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are canceled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1) to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;
(2) to designate an individual or individuals with authority to request disbursements of funds from Restricted
Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and
(3) to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a “ Disbursement.”

Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Disbursement of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “ Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
 D E S C R I B E AP P L I C AB L E R E S T R I C T I O N S O R I N D I C AT E “ N / A ”
If there are no restrictions described here, any Closing Disbursement Authorizer may submit a
Disbursement Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO WIRE TRANSFERS AT ORIGINATION/CLOSING

Permitted Wire Transfers:  Disbursement Requests for the Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Closing Exhibit. All wire instructions must be in the format specified on the Closing Exhibit.

Names of Receiving Parties for the Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO DEPOSITS INTO WFB ACCOUNTS AT
ORIGINATION/CLOSING

Direct Deposit:   Disbursement Requests for the Closing Disbursement(s) to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination

Subsequent Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “ Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
 D E S C R I B E AP P L I C AB L E R E S T R I C T I O N S O R I N D I C AT E “ N / A ”
If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a
Disbursement Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO SUBSEQUENT WIRE TRANSFERS ANTICIPATED

Permitted Wire Transfers:   Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must be in the format specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be att ached as the Subsequent Disbursement Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO SUBSEQUENT DEPOSITS INTO WFB ACCOUNTS
ANTICIPATED

Direct Deposit:  Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its sole general partner

By: _________________________
Name:____________________
Title:_____________________

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions. The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement
Authorizers and Restricted Account Disbursement Authorizers, as applicable.
“Receiving Bank” means the financial institution where a Receiving Party maintains its account.
“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.
“Restricted Account” means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower’s access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Except as expressly provided in the Credit Agreement, Administrative Agent must receive Disbursement Requests in writing. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent’s customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or Lenders or prohibited by government authority; (iii) cause Administrative Agent or Lenders to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or Lenders to violate any applicable law or regulation.

Limitation of Liability. Administrative Agent , Issuing Bank, Swingline Lender and Lenders shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deem ed an agent of the Administrative Agent, Issuing Bank, Swingline Lender or any Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s, Issuing Banks’s, Swingline Lender’s or any Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent, Issuing Bank, Swingline Lender any Lender or Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent, Issuing Bank, Swingline Lender nor any Lender makes any representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL ADMINISTRATIVE AGENT, ISSUING BANK, SWINGLINE LENDER OR ANY LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY ADMINISTRATIVE AGENT IN GOOD FAITH AN IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions sh all not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Credit Agreement.

Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower o f such Disbursement.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

CLOSING EXHIBIT WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

SUBSEQUENT DISBURSEMENT EXHIBIT WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

SCHEDULE I
Commitments

Lender	Outstanding Loans	Delayed Draw TL Commitment Amount
Wells Fargo Bank, National Association	$17,045,454.55	$20,454,545.45
PNC Bank, National Association	$13,636,363.64	$16,363,636.36
Regions Bank	$ 8,181,818.18	$ 9,818,181.82
SunTrust Bank	$ 8,181,818.18	$ 9,818,181.82
US Bank National Association	$ 8,181,818.18	$ 9,818,181.82
Bank of America, N.A.	$ 4,318,181.82	$ 5,181,818.18
JPMorgan Chase Bank, N.A.	$ 4,318,181.82	$ 5,181,818.18
Royal Bank of Canada	$ 4,318,181.82	$ 5,181,818.18
Sumitomo Mitsui Banking Corporation	$ 3,636,363.64	$ 4,363,636.36
Mizuho Bank (USA)	$ 3,181,818.18	$ 3,818,181.82
Total:	$75,000,000.00	$ 90,000,000.00